Exhibit (a)(1)(F)

Forms of Reminder E-mails — Dates may change if expiration date of offer is extended

June 1, 2011 — One Week After Offer Commences

We have just completed week one of the Granite City Food & Brewery Ltd. Offer to Exchange Certain Outstanding Options for New Options (referred to as the “Offer to Exchange”).  The offer to exchange your eligible options will expire at Midnight, Eastern Time, on June 23, 2011, unless we extend the offer period.

If you would like to participate in this offer, a properly completed and signed copy of the election form must be received via facsimile or e-mail (via PDF or similar imaged document file) before Midnight, Eastern Time, on June 23, 2011 (unless we extend the offer period), by:

Monica A. Underwood
Vice President of Finance

Granite City Food & Brewery Ltd.
Fax: (952) 215-0671
E-mail:  munderwood@gcfb.net

Only election forms that are complete, signed and actually received by Monica Underwood at Granite City by the deadline will be accepted.  Election forms submitted by any other means, including hand-delivery, interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted.  If you have questions, please direct them to either James G. Gilbertson by phone at (952) 215-0676 or by e-mail at jgilbertson@gcfb.net or Monica A. Underwood by phone at (952) 215-0662 or by e-mail at munderwood@gcfb.net.

This notice does not constitute the Offer to Exchange.  The full terms of the offer are described in (1) the Offer to Exchange; (2) the cover letter from Robert J. Doran, our Chief Executive Officer, dated May 25, 2011; (3) the election form; and (4) the withdrawal form.  You also may access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

June 15, 2011 — Three Weeks After Offer Commences (Start of Final Week)

We are entering the final week of the Granite City Food & Brewery Ltd. Offer to Exchange Certain Outstanding Options for New Options (referred to as the “Offer to Exchange”).  After today, there are seven days left to make your election.  The offer to exchange your eligible options will expire at Midnight, Eastern Time, on June 23, 2011, unless we extend the offer period.

If you would like to participate in this offer, a properly completed and signed copy of the election form must be received via facsimile or e-mail (via PDF or similar imaged document file) before Midnight, Eastern Time, on June 23, 2011 (unless we extend the offer period), by:

Monica A. Underwood
Vice President of Finance

Granite City Food & Brewery Ltd.
Fax: (952) 215-0671
E-mail:  munderwood@gcfb.net

Only election forms that are complete, signed and actually received by Monica Underwood at Granite City by the deadline will be accepted.  Election forms submitted by any other means, including hand-delivery, interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted.  If you have questions, please direct them to either James G. Gilbertson by phone at (952) 215-

0676 or by e-mail at jgilbertson@gcfb.net or Monica A. Underwood by phone at (952) 215-0662 or by e-mail at munderwood@gcfb.net.

This notice does not constitute the Offer to Exchange.  The full terms of the offer are described in (1) the Offer to Exchange; (2) the cover letter from Robert J. Doran, our Chief Executive Officer, dated May 25, 2011; (3) the election form; and (4) the withdrawal form.  You also may access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

June 23, 2011 — Last Day (Offer Expiration Date)

Today is the last day to elect to exchange your eligible options as part of the Granite City Food & Brewery Ltd. Offer to Exchange Certain Outstanding Options for New Options (referred to as the “Offer to Exchange”).  The offer to exchange your eligible options will expire at Midnight, Eastern Time, on June 23, 2011.

If you would like to participate in this offer, a properly completed and signed copy of the election form must be received via facsimile or e-mail (via PDF or similar imaged document file) before Midnight, Eastern Time, on June 23, 2011, by:

Monica A. Underwood
Vice President of Finance

Granite City Food & Brewery Ltd.
Fax: (952) 215-0671
E-mail:  munderwood@gcfb.net

Only election forms that are complete, signed and actually received by Monica Underwood at Granite City by the deadline will be accepted.  Election forms submitted by any other means, including hand-delivery, interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted.  If you have questions, please direct them to either James G. Gilbertson by phone at (952) 215-0676 or by e-mail at jgilbertson@gcfb.net or Monica A. Underwood by phone at (952) 215-0662 or by e-mail at munderwood@gcfb.net.

This notice does not constitute the Offer to Exchange.  The full terms of the offer are described in (1) the Offer to Exchange; (2) the cover letter from Robert J. Doran, our Chief Executive Officer, dated May 25, 2011; (3) the election form; and (4) the withdrawal form.  You also may access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.